Exhibit 21.1


                             LIST OF SUBSIDIARIES



Name                                                      State of Incorporation
--------------------------------------------------------- -----------------------
            Concentra Management Services, Inc.           Nevada
            Concentra Managed Care Services, Inc.         Massachusetts
            Concentra Health Services, Inc.               Nevada
            Concentra Prepared Systems, Inc.              Delaware
            Prompt Associates, Inc.                       Delaware
            First Notice Systems, Inc.                    Delaware
            Focus Healthcare Management, Inc.             Tennessee
            Hillman Consulting, Inc.                      Nevada
            OCI Holdings, Inc.                            Nevada
            QMC3, Inc.                                    Colorado
            CRA of Washington, Inc.                       Washington
            Drug Free Consortium, Inc.                    Texas
            Occucenters I, L.P.                           Texas
            Concentra Managed Care Business Trust         Massachusetts
            CRA-MCO, Inc.                                 Nevada
            California Occupational Medical Group, Inc.   California
            Greaney Medical Group, A Professional         California
              Medical Corporation
            The Exam Center, Inc.                         Utah